Exhibit 4.1

FISCAL AGENCY AGREEMENT

Between

CORPORACION ANDINA DE FOMENTO

and

THE CHASE MANHATTAN BANK,

Fiscal Agent

Dated as of March 17, 1998

Debt Securities

FISCAL AGENCY AGREEMENT, dated as of March 17, 1998, made in New York, New York, in the United States of America, between the CORPORACION ANDINA DE FOMENTO (“CAF”), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Fiscal Agent.

1. Fiscal Agent; Paying Agent. CAF hereby appoints The Chase Manhattan Bank, as fiscal agent of and paying agent for CAF in respect of the Securities (as defined in Section 2 hereof) upon the terms and subject to the conditions herein set forth, and The Chase Manhattan Bank. hereby accepts such appointment. The Chase Manhattan Bank, currently has its corporate trust office at 450 West 33rd Street, 15th Floor, in the Borough of Manhattan, City and State of New York. The Chase Manhattan Bank, and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 6 hereof are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of CAF as CAF may hereafter grant to or confer upon it and as agreed to by the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions thereof.

2. Execution, Authentication and Delivery, Dating and Exchanges of any Global Securities for Definitive Securities. (a) CAF has authorized the issuance from time to time its unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”), to be issued in one or more series in fully registered form without interest coupons. The Securities of a series may be represented initially by Global Securities, or by Securities in definitive form, substantially in the form of Exhibit A hereto or such other form specified by CAF that is consistent with the pricing supplement and the prospectus supplement applicable to Securities of such series. The Global Securities shall be exchangeable for Securities in definitive form as provided in the text of the Global Securities.

(b) The Securities shall be executed on behalf of CAF by such official or officials of CAF, whose signatures may be manual or facsimile, as shall have been so authorized by the Executive President of CAF. Securities bearing the manual or facsimile signature of any person so authorized shall bind CAF, notwithstanding that such person has ceased to be the official so authorized to execute the Securities prior to the authentication and delivery of the Securities or was not such official at the date of the Securities.

(c) The Fiscal Agent shall, upon receipt of Securities duly executed on behalf of CAF together with a written order or orders to authenticate and deliver Securities in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Securities and deliver them in accordance with the written order or orders of CAF and (ii) thereafter authenticate, register and deliver Securities in accordance with the provisions therein or hereinafter set forth. All Securities shall be dated the date of their authentication by the Fiscal Agent.

(d) On or prior to the date of issuance of Securities of a series, CAF shall deliver the following to the Fiscal Agent: (i) a written order requesting the authentication and setting forth delivery instructions for the Securities of such series; (ii) a copy of each of the pricing agreement and the prospectus supplement applicable to the Securities of such series; and (iii) an opinion of counsel to the effect that: (A) the terms of the Securities of such series and the form or forms thereof have been duly established in accordance with this Agreement; (B) the authentication and delivery of the Securities of such series by the Fiscal Agent are authorized under the provisions of this Agreement; (C) the Securities of such series, when authenticated and delivered by the Fiscal Agent and issued by CAF in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and binding obligations of CAF; and (D) such other matters as the Fiscal Agent may reasonably request.

3. Payment and Cancellation. (a) In the case of Securities of a series denominated in U.S. dollars, subject to the following provisions, CAF will pay to the Fiscal Agent as paying agent the amounts, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the times and for the purposes set forth herein and in the text of the Securities of such series, and CAF hereby authorizes and directs the Fiscal Agent as paying agent from funds so paid to it to make or cause to be made payment of the principal of and interest on the Securities of such series as set forth herein and in the text of the Securities of such series. In the case of Securities of a series denominated in a currency or currency unit other than U.S. dollars, CAF may enter into an agreement supplemental to this Agreement with the Fiscal Agent and, as applicable, one or more other paying agents, setting forth the procedures for the payment of amounts in respect of Securities of such series.

(b) Unless otherwise provided in the Securities of a series, payment of principal and interest on the Global Securities shall be made by the Fiscal Agent to Cede & Co. in accordance with the regular procedures established from time to time by the Depositary Trust Company (“DTC”). Payment of principal in respect of Securities of a series in definitive registered form shall be made at the office of the Fiscal Agent in the City of New York. Payment of interest in respect of such Securities due prior to or at maturity will be made by forwarding by mail or otherwise delivering a check to the registered addresses of registered holders of Securities, or, at the option of CAF, otherwise transferring funds to the registered holders of the Securities. Such check shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. The Fiscal Agent shall mail or otherwise deliver such checks to the names and addresses of registered holders of Securities of a series sufficiently in advance of the relevant due date for payment that receipt of such checks by registered holders on or before the due date is reasonably assured. At the request of a registered holder of more than $1,000,000 principal amount (or the equivalent thereof in another currency or currency unit) of Securities of a series, payments of principal or interest in respect of such Securities may be made to such holder by wire transfer to an account specified by such registered holder.

(c) CAF shall have the right to require a holder of a Security, as a condition of payment of the principal of or interest on such Security, to present (by mail, courier, facsimile or otherwise) at such place as CAF shall designate a certificate in such form as CAF may reasonably from time to time prescribe, to enable CAF to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which CAF or the Fiscal Agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of the United States, or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations. CAF shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

(d) All Securities delivered to the Fiscal Agent for cancellation as provided herein or in the Securities, or surrendered in exchange for other Securities, shall be cancelled and destroyed by the Fiscal Agent or such other person as may be designated by CAF, which shall thereupon furnish certificates of such destruction to CAF.

4. Exchange and Registration of Transfer of Securities. (a) The Fiscal Agent is hereby authorized from time to time in accordance with the provisions of the Securities of a series and of this Section to authenticate and deliver Securities in exchange for or in lieu of Securities with the same maturity and of like form which become mutilated, destroyed, stolen or lost and as provided in the text of the Securities.

Each Security authenticated and delivered upon any transfer or in exchange for or in lieu of the whole or any part of any Security shall carry all the rights to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security, and notwithstanding anything to the contrary herein contained, such new Security shall be so dated that neither gain nor loss in interest shall result in such transfer, exchange or substitution.

(b) The Fiscal Agent, as agent of CAF, shall maintain at its corporate trust office in The City of New York, State of New York, United States of America, a register for the Securities of each series for the registration and registration of transfers of such Securities. Upon presentation at said office of the Fiscal Agent of any Security, accompanied by a written instrument of transfer in form acceptable to the Fiscal Agent, executed by the registered holder, in person or by attorney thereunto duly authorized, such Security or Securities shall be transferred upon the register for the Securities of such series and a new Security shall be authenticated and issued in the name of the transferee. Transfers and exchanges of Securities of a series shall be subject to such restrictions as shall be set forth in the text of the Securities of such series and such reasonable regulations as may be prescribed by CAF.

(c) No service charge shall be made to any holder for any such registration, registration of transfer or exchange of Securities of a series unless otherwise provided by the provisions of the Securities of such series, but CAF or the Fiscal Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any additional amounts required to be paid by the provisions of the Securities of such series.

(d) The Fiscal Agent shall not be required to make registrations of transfer or exchange of Securities of a series during any periods set forth in the provisions of the Securities of such series.

5. Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which CAF agrees and to all of which the rights hereunder of the holders from time to time of the Securities shall be subject:

(a) Compensation and Indemnification. CAF agrees promptly to pay the Fiscal Agent the compensation to be agreed upon with CAF for all services rendered by the Fiscal Agent and to reimburse the Fiscal Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Fiscal Agent in connection with the services rendered hereunder by the Fiscal Agent.

CAF also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Fiscal Agent, arising out of or in connection with its acting as such Fiscal Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises. The Fiscal Agent agrees to indemnify CAF for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of CAF, arising out of or in connection with any breach by the Fiscal Agent of the terms of this Agreement or the Fiscal Agent’s own negligence or willful misconduct. If any action shall be brought against an indemnified party hereunder, the indemnified party shall promptly notify the indemnifying party and such indemnifying party shall be entitled at any time thereafter to assume the defense thereof, including the employment of legal advisers subject to payment of all expenses by such indemnifying party. The indemnified party shall have the right to employ separate legal advisers in any such action and participate in the defense thereof, but the fees and expenses of such legal advisers shall be at the expense of the indemnified party unless the employment of such legal advisers has been specifically authorized by the indemnifying party. The indemnifying party shall not be liable in respect of any settlement of any such action effected without its consent (such consent not to be unreasonably withheld or delayed).

The obligations of CAF and the Fiscal Agent under this Subsection 5(a) shall survive the payment of the Securities and the resignation or removal of the Fiscal Agent.

(b) Agent for CAF. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of CAF and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Securities except that all funds held by the Fiscal Agent for payment of the principal of and interest on any outstanding Securities shall be held in trust, but need not be segregated from other funds except as required by law, and shall be applied as set forth herein and in such Securities; provided, however, that any monies held for the payment of the principal of or interest on any Securities remaining unclaimed at the end of two years after such principal or interest shall have become due and payable and shall have been paid to the Fiscal Agent by CAF shall be repaid to CAF, as provided in the Securities. Upon such repayment, the aforesaid trust shall terminate and all liability of the Fiscal Agent with respect to such monies shall thereupon cease.

(c) Counsel. The Fiscal Agent may consult with counsel satisfactory to it, who may be counsel to CAF, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) Documents. The Fiscal Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security or coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

(e) Certain Transactions. The Fiscal Agent and its officers, directors and employees, may become the owner of, or acquire any interest in, any Securities, with the same rights that it or they would have if it were not the Fiscal Agent hereunder, and it or they may engage or be interested in any financial or other transaction with CAF and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities of CAF as freely as if it were not the Fiscal Agent hereunder.

(f) No Liability for Interest. Except as otherwise may be agreed by CAF and the Fiscal Agent and subject to any liability to which the Fiscal Agent may be subject as a result of a breach of its obligations under this Agreement, the Fiscal Agent shall not be under any liability for interest to any party on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities of any series.

(g) No Liability for Invalidity. The Fiscal Agent makes no representations as to the validity or sufficiency of this Agreement or the Securities, provided that the Fiscal Agent shall not be relieved of its duty to authenticate Securities as authorized herein.

(h) No Responsibility for Representations. The Fiscal Agent shall not be responsible for any of the recitals or representations herein or in the Securities (except as to the Fiscal Agent’s certificate of authentication thereon), all of which are made solely by CAF.

(i) No Implied Obligations. The Fiscal Agent shall be obligated to perform such duties and only such duties as are herein and in the Securities specifically set forth and no implied duties or obligations shall be read into this Agreement or any of the Securities against the Fiscal Agent. The Fiscal Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Fiscal Agent shall not be accountable or under any duty or responsibility for the use by CAF of any of the Securities authenticated by the Fiscal Agent and delivered by it to CAF pursuant to this Agreement or for the application by CAF of the proceeds of any of the Securities. The Fiscal Agent shall have no duty or responsibility in case of any default by CAF in the performance of its covenants or agreements contained in any of the Securities or in the case of the receipt of any written demand from a holder of a Security with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to accelerate the maturity of any of the Securities or to initiate or attempt to initiate any proceedings at law or otherwise, or to make any demand for the payment thereof upon CAF.

6. Resignation or Termination and Appointment of Successor. (a) CAF agrees, for the benefit of the holders from time to time of the Securities, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in The City of New York, State of New York, U.S.A., and authorized under such laws to exercise corporate trust powers, until all the Securities authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal thereof and interest due thereon shall have been made available to the Fiscal Agent and either paid to the persons entitled thereto or returned to CAF as provided herein and in such Securities (such date being herein referred to as the “Termination Date”).

(b) The Fiscal Agent may at any time resign as such agent by giving written notice to CAF of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than three months after the date on which such notice is given unless CAF agrees to accept less notice. If CAF fails to appoint a successor Fiscal Agent within a reasonable period of time after such resignation (upon such three months written notice), the Fiscal Agent may apply to a court of competent jurisdiction for the purpose of having a successor Fiscal Agent appointed. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of CAF and specifying such removal and the date when it shall become effective. Any resignation or removal of the Fiscal Agent shall take effect upon the appointment by CAF, as hereinafter provided, of a successor Fiscal Agent and the acceptance of such appointment by such successor. Upon its resignation or removal, the Fiscal Agent shall be entitled to the payment by CAF of the compensation agreed to under Section 5(a) hereof for, and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with, the services rendered hereunder by the Fiscal Agent.

(c) In case at any time the Fiscal Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Fiscal Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, qualified as aforesaid, shall be appointed by CAF by an instrument in writing, filed with the successor Fiscal Agent. Upon the appointment as aforesaid of a successor Fiscal Agent and acceptance of such appointment, the Fiscal Agent so superseded shall cease to be such Fiscal Agent hereunder.

(d) Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to CAF an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor, with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Fiscal Agent hereunder. CAF shall give notice thereof to holders of the Securities in accordance with the text of the Securities.

(e) Any corporation or bank into which the Fiscal Agent hereunder may be merged or converted or any corporation or bank with which the Fiscal Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or bank to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of the assets of its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

7. Further Issues. CAF may from time to time, without notice to or the consent of the registered holders of the Securities of a series, create and issue further Securities ranking pari passu with the Securities of such series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with the Securities of such series and shall have the same terms as to status, redemption or otherwise as the Securities of such series. Any further Securities shall be issued with the benefit of this Agreement.

8. Payment of Taxes. CAF will pay all stamp and other duties, if any, to which, under the laws of the United States of America or other applicable law, this Agreement or the issuance of any series of Securities may be subject.

9. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

10. Appointment of Agent for Service. CAF has appointed CT Corporation System in The City of New York, with a current address at 1633 Broadway, New York, NY 10019, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement or the Securities which may be instituted in any State or Federal court in The City of New York by the Fiscal Agent or the holder of a Security, and, subject to the last sentence of this Section 10, CAF expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as the Securities remain outstanding unless and until the appointment of a successor as CAF’s Authorized Agent and such successor’s acceptance of such appointment shall have occurred. CAF will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated herein, or at such other address in The City of New York, State of New York, U.S.A., as may be the office of the Authorized Agent at the time of such service, and written notice of such service to CAF (mailed or delivered to CAF at its address set forth in Section 13 hereof) shall be deemed, in every respect, effective service of process upon CAF. Upon receipt of such service of process, the Authorized Agent shall advise CAF promptly by telex or facsimile of its receipt thereof but the failure to so advise shall not effect the validity or timeliness of service effected as set forth in the preceding sentence. Notwithstanding the foregoing, any action arising out of or based on the Securities may also be instituted by the holder of a Security in any competent court in the Republics of Bolivia, Colombia, Ecuador, Peru and Venezuela. CAF hereby waives irrevocably any immunity from jurisdiction (except for immunity from execution prior to final judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement or the Securities which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in the Republics of Bolivia, Colombia, Ecuador, Peru and Venezuela.

Notwithstanding anything in this Agreement or in the Securities to the contrary, such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under the United States Federal securities laws.

11. Amendment. This Agreement may be modified or amended by the parties hereto, without the consent of the holder of any Security, for the purpose of adding to the covenants of CAF for the benefit of such holders, surrendering any right or power conferred upon CAF, securing the Securities of a series pursuant to the requirements of the Securities of such series or otherwise, effecting the issue of further Securities as described in Section 7, curing any ambiguity, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as CAF in its written opinion to the Fiscal Agent may deem necessary or desirable, provided such action shall not adversely affect in any material respect the interests of the holders of the Securities of such series at the time outstanding.

CAF may modify any of the terms or provisions contained in the Securities of a series in any way with the written consent of not less than 66 2/3% in principal amount of the Securities of such series at the time outstanding, provided, however, that no such action may, without the consent of the Holder of each Security of such series affected thereby, (a) change the due date for the payment of the principal of or of any installment of interest on the Securities of such series, (b) reduce the principal amount of the Securities of such series, the portion of such principal that is payable upon acceleration of the maturity of the Securities of such series or the interest rate thereon, (c) change the currency or place of payment of principal of or interest on the Securities of such series, (d) reduce the proportion of the principal amount of the Securities of such series the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of such series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or therein to be made, taken or given, or (e) change the obligation of CAF to pay additional amounts.

12. Forwarding of Notices. If the Fiscal Agent shall receive any notice or demand addressed to CAF by the holder of a Security pursuant to the provisions of the Securities, the Fiscal Agent shall promptly forward such notice or demand to CAF.

13. Notice. Any notice given pursuant to this Agreement shall be deemed to have been given when deposited in the mail as first-class registered or certified air mail, postage prepaid, or when hand delivered or sent by telecopy (a) if to CAF, to Corporación Andina de Fomento, Torre CAF, Av. Luis Roche, Altamira, Caracas, Venezuela, and (b) if to the Fiscal Agent, to The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001-2697 Attention: Corporate Trust Administration; or at such other address of which either party hereto shall have notified the other in writing.

Any notice to be given by CAF to holders of the Securities shall be in accordance with the text of the Securities.

14. Counterparts. This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

CORPORACION ANDINA DE FOMENTO

By:	L. Enrique García
Executive President

	By	/s/ L. Enrique García
Attorney-in-Fact

THE CHASE MANHATTAN BANK,
as Fiscal Agent

By	/s/ Lucia Jaklitsch
Name: Lucia Jaklitsch
Title: Assistant Vice President

EXHIBIT A

[Form of Security]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CORPORACION ANDINA DE FOMENTO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

CUSIP NO.	No. R

CORPORACION ANDINA DE FOMENTO

[Title of Security]

1. The CORPORACION ANDINA DE FOMENTO (“CAF”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of

            [DOLLARS]

([$]        ,        ,         )

on             , and to pay interest on said principal sum from             or from the most recent [             or             ] to which such interest has been paid or duly provided for, [semi-annually] on each [             and             ] thereafter, commencing                     , at the rate [of     % per annum], until payment of said principal sum has been made or duly provided for. If such principal payment date or any interest payment date would otherwise be a day which is not a Business Day (as defined below), such principal payment date or any such interest payment date shall be postponed to the next Business Day. Business Day means any day on which commercial banks and foreign exchange markets settle payments in The City of New York. The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the person in whose name this [Global] Security (as defined in paragraph 6) is registered at the close of business on the preceding [                     or                     ], as the case may be (“Record Date”). Interest will be calculated on the basis of [a 360-day year, consisting of twelve 30-day months]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this [Global] Security is registered on such Record Date and may be paid to the person in whose name this [Global] Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by CAF or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which [the Securities (as defined in paragraph 3) evidenced by] this [Global] Security may be listed. CAF and the Fiscal Agent may deem and treat the registered owner hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing) for the purpose of receiving payment hereon and for all other purposes whether or not this [Global] Security or any of the Securities evidenced hereby shall be overdue.

*	Include if a Global security

Payment of the principal of and interest on this [Global] Security will be made in immediately available funds in [U.S. dollars or in such other coin or currency of the United States of America] as at the time of payment is legal tender for the payment therein of public and private debts. [In the case of a Security in definitive form (as provided in paragraph 6), payment of the principal will be made against presentation and surrender of the Security at the corporate trust office of the Fiscal Agent, as paying agent, in the City of New York. Payment of interest on each Security in definitive form will be made (i) by a [U.S. dollar] check drawn on a bank in the City of New York mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in paragraph 6) on the Record Date for such payment or (ii) at the request of a Holder (as defined in paragraph 3) of more than $1,000,000 principal amount (or the equivalent thereof in another currency or currency unit) of Securities, by wire transfer to such Holder.] CAF covenants that until this [Global] Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this [Global] Security have been made available for payment and either paid or returned to CAF as provided herein, CAF will at all times maintain an office or agency in The City of New York for the payment of the principal of and interest on the Securities as herein provided.

2. All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Securities will be made free and clear of and without deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied on behalf of any of the Andean Community countries or any political subdivision thereof or any authority or agency therein or thereof having the power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, CAF will pay such additional amounts as may be necessary in order that the net amounts receivable by the Holder of any Security after such withholding or deduction shall equal the respective amounts which would have been receivable by such Holder in the absence of such withholding or deduction, except that no such additional amounts shall be payable in relation to any payment in respect of any Security:

(a) to, or to a third party on behalf of, a Holder of a Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of his having some connection with any of the Andean Community countries other than the mere holding of such Security; or

(b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days.

As used herein, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Fiscal Agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders of Securities, notice to that effect shall have been duly provided as set forth in this Security.

3. This [Global] Security is [a permanent global security evidencing] [one of] the series of a duly authorized issue of debt securities of CAF, initially issued in the aggregate principal amount of $        , known as its “[Title of Securities]” (the “Securities”). CAF has, for the benefit of the Holders from time to time of the Securities, entered into a Fiscal Agency Agreement, dated as of March 17, 1998 (the “Fiscal Agency Agreement”), with The Chase Manhattan Bank, as Fiscal Agent, copies of which Agreement are on file and available for inspection during normal business hours at the corporate trust office of the Fiscal Agent in the City of New York. The Chase Manhattan Bank, and its respective successors as Fiscal Agent are herein called “Fiscal Agent”. As used herein, the term “Holder” means the person in whose name the Security is registered in the Security Register.

4. The Securities constitute direct, unconditional, unsecured and general obligations of CAF. So long as any of the Securities shall be outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the Fiscal Agent, CAF will not cause or permit to be created on any of its property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by CAF for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by CAF as security for all or part of the purchase price thereof), unless the Securities shall be secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Subject to the preceding paragraph, the Securities and each of them will rank pari passu with all other unsecured Indebtedness of CAF. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others.

5. [The Securities are not subject to redemption prior to their maturity and are not entitled to the benefit of any sinking fund.]

6. [Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof (each, a “Global Security”), and (i) no Global Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC (a) notifies CAF that it is unwilling or unable to continue as depositary for such Global Security or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depositary is not appointed by CAF within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, (ii) CAF, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in paragraph 9). Registered Securities issued in exchange for this Global Security will be registered in such names, and issued in such denominations (of $1,000 and integral multiples thereof), as an authorized representative of DTC shall request.]*

[Subject, in the case of this Global Security, to the preceding paragraph, transfer]* [Transfer] of this [Global] Security is registrable on the Security Register upon surrender of this [Global]

*	Include if Global Security

Security for registration at the office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to CAF and the Fiscal Agent duly executed by, the Holder hereof or his attorney duly authorized in writing. Upon such surrender of this [Global] Security for registration of transfer, CAF shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount, and registered in such name or names as may be requested [(subject, in the case of this Global Security, to the preceding paragraph)]. CAF and the Fiscal Agent may deem and treat the registered owner hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing hereon made by anyone other than CAF or the Fiscal Agent) for the purposes of receiving payment hereon or on account hereof and for all other purposes whether or not this [Global] Security shall be overdue. CAF covenants that, at all times so long as this [Global] Security shall be outstanding, it shall maintain in The City of New York an office or agency for the registration and registration of transfers, as aforesaid, of the registered Securities. CAF has appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York for such purpose and has agreed to cause to be kept at such office a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, CAF shall provide for such registration and registration of transfers.

In the manner and subject to the limitations and upon payment of the charges (if any) provided in the Fiscal Agency Agreement and this [Global] Security, registered Securities may be exchanged for a like aggregate principal amount of registered Securities of other authorized denominations but may never be exchanged for coupon Securities. CAF covenants that it shall maintain at all times so long as this [Global] Security shall be outstanding, in The City of New York, an office or agency where registered Securities may be surrendered in exchange for registered Securities in other authorized denominations. CAF has appointed the corporate trust office of the Fiscal Agent in The City of New York, as its agent for such purposes.

No registrations of transfers or exchanges of Securities shall be made for a period of 15 days preceding any interest payment date.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of CAF, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange [(except that a Security not in global form issued upon any registration of transfer or exchange of this Global Security shall not be subject or entitled to the provisions set forth in this Global Security relating to Securities in global form)]*. Any new Security delivered pursuant to this Paragraph 6 shall be so dated that neither gain nor loss in interest shall result from such registration or exchange.

No service charge shall be made to any Holder for any such exchange or registration of transfer, but CAF may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

*	Include if Global Security

7. In case any Security [(including this Global Security)] shall at any time become mutilated or destroyed or stolen or lost, then, provided that such Security, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent in The City of New York, a replacement Security of like tenor and principal amount will be issued by CAF and, at its request, authenticated and delivered by the Fiscal Agent at the office of the Fiscal Agent, in The City of New York, in exchange for the Security so mutilated, or in lieu of the Security so destroyed or stolen or lost; and provided however that, in the case of destroyed, stolen or lost Securities, (i) CAF or the Fiscal Agent shall not have received notice that such Securities have been acquired by a bona fide purchaser, and (ii) CAF and the Fiscal Agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and, if required, shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a replacement Security shall be borne by the owner of the Security mutilated, destroyed, stolen or lost. In case such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, CAF in its discretion may, instead of issuing a new Security, pay or cause to be paid such Security.

Any new Security delivered pursuant to this Paragraph 7 shall be so dated that neither gain nor loss in interest shall result from such replacement.

Upon the issuance of any new Security under this Paragraph 7, CAF may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph 7 in lieu of any mutilated, destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of CAF, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

The provisions of this Paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

8. In order to provide for the payment of the principal of and the interest on the Securities as the same shall become due, CAF does hereby agree to pay to the Fiscal Agent at its corporate trust office in The City of New York, in immediately available funds in [U.S. dollars] or in such other coin or currency of [the United States of America] as at the time of payment is legal tender for the payment therein of public and private debts, the amounts set forth below in this paragraph, to be held in trust and applied by the Fiscal Agent as hereinafter set forth: (a) CAF shall pay to the Fiscal Agent at least one (1) full Business Day prior to each interest payment date an amount sufficient to pay the interest becoming due on all Securities on such interest payment date and the Fiscal Agent shall apply the amounts so paid to it to the payment of such interest on such interest payment date; and (b) at least one (1) full Business Day prior to the maturity date of the Securities, CAF shall pay to the Fiscal Agent an amount which, together with any monies then held by the Fiscal Agent and available for the purpose, shall be equal to the entire amount of interest and principal to be due on such maturity date on the Securities then outstanding, and the Fiscal Agent shall apply such amount to the payment of interest on and principal of such Securities in accordance with the terms thereof.

Any monies paid by CAF to the Fiscal Agent for the payment of the principal of or interest on any Securities and remaining unclaimed at the end of two (2) years after such principal or interest shall have become due and payable and provision for such payment shall have been made shall then be repaid to CAF, and upon such repayment the aforesaid trust shall terminate and all liability of the Fiscal Agent with respect to such monies shall thereupon cease, without, however, limiting in any way the unconditional obligation of CAF to pay the principal of and interest on this [Global] Security as the same shall become due.

9. If an Event of Default (as defined below) occurs, each Holder of Securities may, by written notice to CAF and the Fiscal Agent, declare the principal of and any accrued interest on the Securities held by it to be, and such principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of such notice by CAF all Events of Default in respect of such Securities shall have been cured. If all such Events of Default shall have been cured following such declaration, such declaration may be rescinded by any such Holder with respect to such previously accelerated Securities upon delivery of written notice of such rescission to CAF and the Fiscal Agent.

An “Event of Default” is: (a) a failure to pay any principal of or interest on the Securities when due and the continuance of such failure for 30 days; (b) a failure to perform or observe any material obligation under or in respect of the Securities or the Fiscal Agency Agreement and the continuance of such failure for a period of 90 days after written notice thereof has been delivered to CAF and to the Fiscal Agent by the Holder of any Security; (c) a failure to pay any amount in excess of U.S.$20,000,000 (or the equivalent thereof in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed or guaranteed by CAF as and when such amount becomes due and payable and the continuance of such failure until the expiration of any applicable grace period or 30 days, whichever is longer; or (d) the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of U.S.$20,000,000 (or the equivalent thereof in any other currency or currencies) by any holder or holders thereof.

10. The Fiscal Agency Agreement and the terms and conditions of the Securities may be modified or amended by CAF and the Fiscal Agent, without the consent of the Holders of the Securities, for the purpose of adding to the covenants of CAF for the benefit of the Holders, surrendering any right or power conferred upon CAF, securing the Securities pursuant to the requirements of the Securities or otherwise, effecting the issue of further Securities as described in paragraph 15, curing any ambiguity, correcting or supplementing any defective provision therein, or in any manner that CAF and the Fiscal Agent may mutually deem necessary or desirable and that shall not adversely affect the interests of the Holders of the Securities in any material respect, to all of which the Holder of this Security shall, by acceptance hereof, consent.

CAF may modify any of the terms or provisions contained in the Securities in any way with the written consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time outstanding, provided, however, that no such action may, without the consent of the Holder of each Security affected thereby, (a) change the due date for the payment of the principal of or of any installment of interest on the Securities, (b) reduce the principal amount of the Securities, the portion of such principal that is payable upon acceleration of the maturity of such Security or the interest rate thereon, (c) change the currency or place of payment of principal of or interest on the Securities, (d) reduce the proportion of the principal amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or therein to be made, taken or given, or (e) change the obligation of CAF to pay additional amounts.

11. CAF hereby certifies and declares that all acts and conditions required to be performed and to have happened precedent to the creation and issuance of this [Global] Security, and to constitute the same the valid and legally binding obligation of CAF in accordance with its terms, have been performed and have happened in due and strict compliance with the Constitutive Agreement of CAF.

12. All notices will be delivered by CAF in writing to each Holder of the Securities. [If at the time of any such notice the Securities are represented by this Global Security, such notice shall be delivered to DTC and shall be deemed to have been given three Business Days after delivery to DTC. If at the time of any such notice the Securities are not represented by any Global Security, such]* [Such] notice shall be delivered to the Holders of the Securities and in such case shall be deemed to have been given three Business Days after the mailing of such notice by first class mail.

13. This [Global] Security shall not become valid or obligatory for any purpose unless and until this [Global] Security has been authenticated by The Chase Manhattan Bank, or its successor, as Fiscal Agent.

14. This [Global] Security shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

15. CAF may at any time or from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such Securities) and so that such further Securities shall be consolidated and form a single issue with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

16. CAF has appointed CT Corporation System in The City New York as its authorized agent upon which process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City and State of New York by the Fiscal Agent or the Holder of a Security, and, subject to the last sentence of this paragraph 16, CAF hereby expressly accepts the jurisdiction of any such court in respect of any such action. CAF hereby agrees to keep such appointment in force at all times while this or any other Security shall be outstanding. CAF hereby waives irrevocably any immunity (except for immunity from execution prior to final judgment) to which it might otherwise be entitled in any action based on the Securities which may be instituted by the Holder of any Security in any State or Federal court in The City and State of New York. Anything in the Fiscal Agency Agreement or this [Global] Security to the contrary notwithstanding, such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under the United States Federal securities laws.

*	Include if a Global Security

IN WITNESS WHEREOF, CAF has caused this [Global] Security to be executed with the signature of the Executive President of CAF, all in The City of New York, State of New York, United States of America.

Dated:             ,

CORPORACION ANDINA DE FOMENTO

By
[Executive President]

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.

[ ]
as Fiscal Agent

By
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto (name and address including zip code and taxpayer I.D. or Social Security Number of assignee)

the within Security and does hereby irrevocably constitute and appoint to transfer such Security on the books kept for registration thereof with full power of substitution in the premises.

Dated:                     *

Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Security in every particular, without alteration, enlargement or any change whatsoever.